Form N-CSR Item 13(b) Exhibit

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify in their capacity as Principal Financial Officer and Principal Executive Officer, respectively, of Eaton Vance Tax-Managed Global Diversified Equity Income Fund (the “Fund”), that:

(a)

The Semiannual Report of the Fund on Form N-CSR for the period ended April 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Fund for such period.

A signed original of this written statement required by section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.

Eaton Vance Tax-Managed Global Diversified Equity Income Fund

Date: June 25, 2024

/s/ James F. Kirchner
James F. Kirchner
Principal Financial Officer

Date: June 25, 2024

/s/ R. Kelly Williams, Jr.
R. Kelly Williams, Jr.
Principal Executive Officer